Exhibit 10.8

OFFICER’S PERFORMANCE COMPENSATION PLAN

FISCAL YEAR 2016

LEVEL 6

I	PURPOSE

The purpose of this Plan is to define a mechanism for stimulating and rewarding the achievement of aggressive business goals, as agreed to by the Board of Directors.

II	SCOPE

This Plan includes operating officers of the Company.

III	GOALS

1.	To provide an objective means of stimulating and rewarding performance based upon meeting specific business achievement levels.

2.	To provide a mechanism for rewarding individual performance based upon his/her contribution to the attainment of those achievement levels.

IV	ELIGIBILITY REQUIREMENTS

1.	Employees hired after March 31, 2016 may not be eligible to receive a bonus.

2.	Employees hired after October 1, 2015 but before March 31, 2016 are eligible for a pro-rated bonus.

3.	Employees who terminate before September 30, 2016 are normally ineligible. Also, employees must be an active employee on the date the bonus checks are distributed.

V	OFFICER BONUS COMPENSATION RECOMMENDATION FISCAL YEAR 2016

FY 2016 Published Net Earnings Guidance Range – Diluted EPS of $******

Corporate Achievement Level	FY2016 Company Net Earnings (000)	Approximate Per Share Net Earnings*
1	$***	***
2	$***	***
3	$***	***
4	$***	***
5	$***	***
6	$***	***

*	Note: Per share net earnings are calculated based upon 42,200,000 shares outstanding.

VI	BONUS CALCULATIONS

A. Potential Payout

Corporate Achievement Level	FY2016 Company Net Earnings (000)	Approximate Per Share Net Earnings*	Officers Payout (A) (% of Base Salary)
1	$***	***	10%
2	$***	***	20%
3	$***	***	30%
4	$***	***	40%
5	$***	***	50%
6	$***	***	60%

B. Personal Achievement**

Rating	Multiplier(B)
1	0.0x
2	0.75x
3	1.0x
4	1.25x
5	1.5x
6	2.0x

C. Calculation

Base Salary x Corporate Achievement Level % (A) x Personal Achievement Multiplier (B).

Item A excludes the positive and negative effects associated with extraordinary developments as disclosed in the Company’s Form 10-K. In the event of an acquisition during the Plan year, restructuring, purchase accounting and extraordinary charges associated with such acquisitions as disclosed in the Company’s 10-K will be added back to actual net earnings achieved to determine net earnings for bonus payout. If the acquisition provides accretive earnings, this will be included for purposes of bonus calculations as a means to incent management to pursue accretive acquisitions and in recognition of the significant time and effort necessary to complete such acquisitions. Furthermore, upon completion of acquisitions, the interest income assumed in the plan will be adjusted to reflect cash used.

**	The Compensation Committee of the Board of Directors may adjust the Personal Achievement Multiplier to account for extraordinary developments. In no event shall the Personal Achievement Multiplier exceed 5.0x. The Compensation Committee may not increase compensation payable under this plan in excess of amounts provided herein.

D. Deferral of Bonus Payment

Officers may elect to defer payment of bonus to no later than January 15, 2017. Such election must be made in writing prior to March 31, 2016.